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                                                                    EXHIBIT 99.1

[PETROQUEST ENERGY, INC. LETTERHEAD]




NEWS RELEASE
FOR IMMEDIATE RELEASE

For further information, contact:    Robert R. Brooksher, Vice President -
                                     Corporate Communications
                                     (337) 232-7028


                 PETROQUEST ENERGY ANNOUNCES OFFICER APPOINTMENT

Lafayette, Louisiana - January 3, 2002 - PetroQuest Energy, Inc. (Nasdaq: PQUE) announced today the appointment of Stephen H. Green as Senior Vice President-Exploration. Since joining PetroQuest in September 1999, Mr. Green has served as Vice President-Exploration and Business Development Manager. His responsibilities will include directing the Company's exploration efforts both onshore and offshore in the Gulf of Mexico. During the eighteen years prior to joining PetroQuest, Mr. Green held various management and technical positions in both exploration and development with Ocean Energy, Inc., Newfield Exploration Company and Tenneco, Inc. He earned a Bachelor of Science Degree in Geology from the University of South Alabama in 1978 and a Masters of Science Degree in Geology from the University of Louisiana Lafayette in 1980.

PetroQuest Energy, Inc. is an independent oil and gas exploration and production company primarily focused on growing its reserves and shareholder value through a combination of drilling development locations and high potential exploration prospects along the coast of and in the Gulf of Mexico.

This press release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production, the timing of development expenditures and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.